EXHIBIT 10.3

AMENDMENT TO THE LIVEVAULT CORPORATION
2001 STOCK INCENTIVE PLAN

1.  The LiveVault Corporation 2001 Stock Incentive Plan, as previously amended (the “LiveVault Plan”), shall be further amended by adding the following new Section 8A:

Section 8A.  Acceleration of Vesting on a Vesting Change in Control.

(a)  Notwithstanding the provisions of Section 8 and except as otherwise explicitly provided in an applicable option agreement, Restricted Stock Award agreement or similar agreement, if as a result of and within fourteen (14) days before or twelve (12) months after a Vesting Change in Control (1) Participant’s employment is terminated by Iron Mountain or any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Iron Mountain or (2) Participant terminates his or her employment due to a Good Reason, then on the date of such termination, all outstanding Options and other Awards held by Participant that are unvested as of the Vesting Change in Control shall immediately vest; provided, however, that Participant shall execute and deliver a reaffirmation of any Employee Confidentiality and Non-Competition Agreement with Iron Mountain.

(b)  For purposes of this Section 8A, the following definitions shall apply:

(1)  “Good Reason” shall mean that any of the following occurs without Participant’s prior written consent:

(i)	a diminution by Iron Mountain in the total annual compensation that Participant is entitled to receive or a material diminution in the benefits Participant is eligible to receive; or

(ii)
Iron Mountain requiring Participant to be based at an office that is greater than fifty (50) miles from where Participant’s office is located immediately prior to the Vesting Change in Control except for required travel on Iron Mountain’s business to an extent substantially consistent with the business travel obligations that Participant undertook on behalf of Iron Mountain prior to the Vesting Change in Control.

(2)  “Iron Mountain” shall mean the Company as defined in the last sentence of Section 1 of the Plan.

(3)  “Vesting Change in Control” shall mean the happening of any of the following:

(i)
when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) the Company, (B) a subsidiary of the Company, (C) a Company employee benefit plan, including any trustee of such plan acting as a trustee, or (D) Participant, or a “group” (as such term is used in Section 13(d)(3) of the Exchange Act) which includes Participant, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)
the effective date:  (A) of a merger or consolidation of the Company with any other third party, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, such surviving entity or the entity that controls such surviving entity outstanding immediately after such merger or consolidation; or (B) of the sale or disposition of the Company of all or substantially all of the Company’s assets; or

(iii)
individuals who on December 4, 2008 constituted the Company’s Board of Directors (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders, was approved by a vote of two-thirds of the directors then in office who were either directors at the beginning of such period or whose election or nomination was previously so approved) cease to constitute a majority of the Board of Directors of the Company then in office.

2.  Except as hereinabove amended, the provisions of the LiveVault Plan shall remain in full force and effect.